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                                                                 EXHIBIT 5.1

           OPINION OF TROOP STEUBER PASICH REDDICK & TOBEY, LLP



August 2, 2000

National Mercantile Bancorp
1840 Century Park East
Los Angeles, California 90067

Ladies/Gentlemen:

        At your request, we have examined the Registration Statement on Form S-2 (the "Registration Statement") to which this letter is attached as
Exhibit 5.1 filed by National Mercantile Bancorp, a California corporation (the "Company"), to register under the Securities Act of 1933, as amended (the "Act"), the sale of up to 1,517,241 shares of Common Stock (the "Shares") of the Company.

        We are of the opinion that the Shares have been duly authorized and upon delivery against payment therefor, will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

        Respectfully submitted,

        /s/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP